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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Employment Agreement") is dated as of the 1st day of August, 2000, between RES-CARE, INC., a Kentucky corporation (the "Company"), and VINCENT F. DORAN (the "Employee").

         RECITALS:

         WHEREAS, the Company and the Employee entered into an Employment Agreement dated October 9, 1997, as amended by that certain letter agreement dated October 1, 1998 (collectively, the "Prior Agreement");

         WHEREAS, the initial term of the Prior Agreement is scheduled to expire September 30, 2000;

         WHEREAS, since October 1, 1997, the Employee has served as the President of Res-Care's Job Corps Operations;

         WHEREAS, the Company is committed to continuing its full support of its Job Corps Operations to maintain its leadership position within the Job Corps community and superiority in quality of operational and financial performance, and is committed to initiating processes to achieve this goal with full compliance with Department of Labor regulations and the Company's policies and procedures;

         WHEREAS, the Company is further committed to expand the scope of its services to other special needs youth through its Division of Youth Services to strengthen its leadership position and superiority in quality of operational and financial performance, and is committed to initiating processes to achieve this goal in full compliance with all governmental regulations and the Company's policies and procedures;

         WHEREAS, the Company and the Employee desire that Employee's employment with the Company continue with certain modifications in the compensation of the Employee and certain contemplated changes in the duties and responsibilities of Employee; and

         WHEREAS, the Company and Employee desire to supersede the Prior Agreement, effective August 1, 2000, by executing this Employment Agreement and agreeing to be bound by the terms thereof.

         AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:


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         1. EMPLOYMENT AND TERM; ANNOUNCEMENT. The Company hereby employs the
Employee, and the Employee accepts such employment, upon the terms and conditions herein set forth for an initial term commencing on August 1, 2000, and ending on July 31, 2003, subject to earlier termination only in accordance with the express provisions of this Employment Agreement ("Initial Term"). This Employment Agreement shall be automatically extended on a year-to-year basis (August 1 through July 31 of each successive year), unless sooner terminated in accordance with the express provisions of this Employment Agreement ("Additional Terms"), upon the expiration of the Initial Term or any Additional Term, unless prior to the commencement of a one hundred eighty (180) day period expiring at the end of such Initial Term or any Additional Term, the Company or the Employee shall have given written notice to the other stating that the term of this Employment Agreement shall not be extended. For purposes of this Employment Agreement, the term "Term" shall mean the Initial Term plus all Additional Terms. The Company will publicly announce the execution of this Employment Agreement in an appropriate forum at a time mutually agreed to by the parties hereto but in no event later than thirty (30) days after the execution hereof.

         2. DUTIES.

                  (a) EMPLOYMENT AS PRESIDENT OF THE DIVISION FOR YOUTH SERVICES. The Employee shall serve as the President of the Division for Youth Services of the Company. The Employee shall, subject to the supervision and control of the President, perform such duties and exercise such powers over and with regard to the management of the Company's Division for Youth Services as may be prescribed from time to time by the President, including, without limitation, serving as a member of the ResCare Resource Center Leadership Team and serving as an officer or director of one or more subsidiaries or affiliates of the Company, if elected to such positions, without any further salary or other compensation. The Company's Division for Youth Services currently includes the Company's Job Corps Operations, the Company's wholly owned subsidiary Youthtrack, Inc. and the Company's Alternative Youth Services Operations.

                  (b) TIME AND EFFORT. The Employee shall devote all of his business time, energies and talents exclusively to the business of the Company and to no other business during the Term of this Employment Agreement; provided, however, that subject to the restrictions in
         Section 7 hereof, the Employee may (i) invest his personal assets in such form or manner as will not require his services in the operation of the affairs of the entities in which such investments are made and
         (ii) subject to satisfactory performance of the duties described in
         Section 2(a) hereof, devote such time as may be reasonably required for him to continue to maintain his current level of participation in various civic and charitable activities. The Employee's principal office shall not be relocated outside the metropolitan Washington D.C. area without the prior written consent of the parties hereto.

         3. COMPENSATION.

                  (a) BASE SALARY. The Company shall pay to the Employee during the Term a fixed, annual salary (the "Base Salary"), which initially shall be $250,000. The Base



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         Salary shall be due and payable in substantially equal bi-weekly installments or in such other installments as may be necessary to comport with the Company's normal pay periods for all employees.

                  Provided that this Employment Agreement or Employee's employment hereunder shall not have been terminated for any reason, the Base Salary shall be increased, effective as of the first day of each year of the Term, commencing on August 1, 2001, by the greater of (x) five percent (5%) or (y) the percentage by which the Consumer Price Index for all Urban Consumers (CPI-U) for Washington-Baltimore All Items, 1982-1984=100, as published by the Bureau of Labor Statistics (the "CPI") established for the month of July immediately preceding the date on which the adjustment is to be made exceeds the CPI published for the month of July of the preceding year. If the Bureau of Labor Statistics suspends or terminates its publication of the CPI, the parties agree that a reasonably comparable price index shall be substituted for the CPI.

                  (b) RETENTION BONUS. In April 2000, the Company advanced the sum of $45,000 to Employee. Not later than December 15, 2000, the Company will treat such advance, plus the sum of $15,000 (the "Additional Amount"), as a retention bonus to the Employee. The Additional Amount shall be withheld by the Company and utilized by it and paid over to federal, state and local taxing authorities for the account of Employee to satisfy the Company's withholding obligations with respect to such retention bonus in accordance with applicable law.

                  (c) REGULAR ANNUAL BONUS.

                           (i) The Employee's regular annual bonus shall be
                  determined on a fiscal year basis for the period ending each June 30 of the Term. The bonus calculated as provided in this paragraph (c) shall be payable on or before August 1 of each year during the Term for the preceding year. The Company's Board of Directors may determine that any award under this paragraph (c) shall be payable in cash, or by agreement of Employee and the Company, in Company stock, options for Company stock, or other property. The Employee's bonus as determined under this paragraph (c) shall be hereinafter referred to as the "Regular Annual Bonus." The scale of performance in each case as set forth below shall include financial measures as agreed to by the parties based on a June 30, 2000 actual (not budgeted) baseline, which baseline shall be rebased annually, and compliance measures as agreed to by the parties on the basis of OMS and QMS outcome measures.

                           (ii) Commencing July 1, 2000, the Employee's Regular
                  Annual Bonus shall be the sum of two (2) components. The first component shall be attributable to the performance of the Company's Job Corps Operations, which component shall be equal to two-thirds (2/3) of the Employee's then applicable Base Salary multiplied by a percentage which is a minimum of twenty percent (20%) and a maximum of thirty-five percent (35%) (with the actual percentage to be determined within such range based upon a scale of performance mutually agreed



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                  to by the President and the Employee on an annual basis). The second component shall be attributable to the performance of the operations of Youthtrack, Inc., the Alternative Youth Services Operations and any other operations of the Company's Division for Youth Services (other than the Company's Job Corps Operations) (hereinafter, the "Other Youth Services Operations"), which component shall be equal to one-third (1/3) of the Employee's then applicable Base Salary multiplied by a percentage (the "Other Percentage") determined in the following manner:

                                    (A) The Other Percentage shall be zero if
                           the performance of the Other Youth Services
                           Operations shall not equal or exceed ninety percent (90%) of their mutually agreed financial and compliance targets for the period the bonus is determined.

                                    (B) The Other Percentage shall be twenty
                           percent (20%) if the performance of the Other Youth Services Operations shall equal or exceed ninety percent (90%) but be less than one hundred percent (100%) of their mutually agreed financial and compliance targets for the period the bonus is determined.

                                    (C) The Other Percentage shall be twenty
                           five percent (25%) if the performance of the Other Youth Services Operations shall equal or exceed one hundred percent (100%) but be less than one hundred ten percent (110%) of their mutually agreed financial and compliance targets for the period the bonus is determined.

                                    (D) The Other Percentage shall be
                           thirty-five percent (35%) if the performance of the Other Youth Services Operations shall equal or exceed one hundred ten percent (110%) of their mutually agreed financial and compliance targets for the period the bonus is determined.

                  The financial targets for the Other Youth Services Operations shall be based upon the aggregate facility contribution of the Other Youth Services Operations and shall be mutually agreed to by the Employee and the President on an annual basis, not to exceed 110% of the actual (not budgeted) aggregate facility contribution of the Youth Services Operations for the prior twelve (12) month period. The compliance targets for the Other Youth Services Operations shall be as agreed to by the parties on the basis of applicable governmental requirements. As set forth in this subparagraph (ii), the relative weighting of the components of the Regular Annual Bonus between the Job Corps Operations and the Other Youth Services Operation shall be initially two-thirds (2/3) and one-third (1/3), respectively, which corresponds to such operations' relative facility contribution as budgeted by the Company for the calendar year 2000. Commencing for the twelve (12) month period ending June 30, 2002, the relative weighting of such components for each twelve (12) month period for which the Regular Annual Bonus is determined shall be adjusted to reflect such operations' relative facility



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                  contribution as budgeted by the Company for the calendar year commencing on the first day of January immediately preceding the commencement of such twelve (12) month period. If the parties cannot agree on the performance figures on the basis of which the bonus is to be calculated, the matter will be resolved by decision of a disinterested third party jointly selected by the parties.

                  (d) NEW JOB CORPS CONTRACT BONUS. In addition to the bonuses determined as provided in paragraphs (b) and (c) of this Section 3, the Employee shall be entitled to a bonus based upon the award of additional Job Corps contracts to the Company (the "New Business Bonus"). The New Business Bonus shall be equal to ten percent (10%) of the first year base fee (as defined in the applicable new Job Corps contract, such as the currently proposed Gary Job Corps contract) payable to the Company on any new Job Corps contract awarded to the Company by the Department of Labor during the Term (excluding current operations and renewal and/or re-awards of existing Job Corps contracts of the Company) (hereinafter a "New Job Corps Contract"). The New Business Bonus shall be earned and payable in the following manner. The New Business Bonus shall be earned on the date of commencement of the New Job Corps Contract for which it is determined but shall not be payable to Employee until the first anniversary of such date of commencement, subject to the provisions of Section 5 hereof. Notwithstanding the provisions of the preceding sentence, to the extent that any New Business Bonus is earned by and payable to Employee and is attributable to the award of a Job Corps contract to the Company for the Gary Job Corps Center, located in San Marcos, Texas, such portion of the New Business Bonus shall be paid fifty percent (50%) on the date which is six (6) months after the date of commencement of such new contract and fifty percent (50%) on the first anniversary of the date of commencement of such new contract. The New Business Bonus payable with respect to any New Job Corps Contract shall be reduced (but not below zero) by ten percent (10%) of the annual base fee (as defined in the applicable Job Corps contract which has been terminated or has expired) previously payable to the Company on any existing or future Job Corps contract awarded to the Company which Jobs Corps contract is either terminated by the Department of Labor during the Term or has expired during the Term and is not immediately renewed or re-awarded to the Company by the Department of Labor. The reduction of the New Business Bonus by reason of the immediately preceding sentence shall apply only once for each Job Corps contract which is terminated or expires without renewal and shall apply to any New Business Bonus payable within one (1) year after the date of termination or expiration thereof. An example of the calculation of the New Business Bonus is attached hereto as Exhibit A.

                  (e) PARTICIPATION IN BENEFIT, INSURANCE, VACATION AND SICK LEAVE PLANS. Employee shall be entitled to participate in the standard Company benefit package which is to be implemented generally as reflected in Company's employee guides currently in effect, as modified by the Company from time to time, subject to usual and customary waiting and/or vesting periods. Employee acknowledges that the Company periodically modifies its standard employee benefit package and the Company reserves the right to amend or modify in their entirety any of the Company's fringe benefit programs. During each twelve (12) month period of the Initial Term, Employee will be entitled to four (4)



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         weeks of vacation. During each of the first two (2) Additional Terms
         (if effective), Employee will be entitled to five (5) weeks of vacation. During each of the remaining Additional Terms (if effective), Employee will be entitled to six (6) weeks of vacation. All vacation may be utilized as earned. Employee will accrue ten (10) days of sick leave during each year of employment. The Company shall pay that portion of the reasonable and customary costs of an annual executive physical at the Mayo Clinic or other mutually agreeable medical facility certified by the American Medical Association which is not paid by the Employee's health insurance coverage (whether provided by the Company or Employee's spouse's employer).

                  (f) PARTICIPATION IN STOCK OPTION PLAN. Employee shall be entitled to participate in the Company stock option plan which is applicable to its managerial employees. In addition, as an additional inducement for the execution of this Employment Agreement by Employee, effective August 1, 2000, the Company shall grant to Employee options to purchase 50,000 shares of Company common stock. Provided Employee shall continue to be employed hereunder, any stock options granted to Employee pursuant to this paragraph (f) shall vest and be exercisable twenty percent (20%) on the date of grant and twenty percent (20%) on each anniversary of the grant thereof. Any stock options which shall not be vested at the effective date of termination of Employee's employment hereunder shall expire. Such options shall have an exercise price based upon the closing sale price of Company common stock as reported on the NASDAQ National Market on the respective date of grant.

                  (g) PARTICIPATION IN RETIREMENT AND PROFIT SHARING PLANS. Employee shall be eligible to participate in any retirement and/or profit sharing plans applicable to the Company's managerial employees, as modified by the Company from time to time, subject to customary waiting and vesting periods.

                  (h) AUTOMOBILE ALLOWANCE. Employee shall receive a monthly automobile allowance equal to the maximum monthly automobile allowance under the Federal Administrative Regulations for Job Corps.

                  (i) PAYMENT OF CERTAIN ATTORNEY'S FEES. Within thirty (30) days after the receipt of an invoice therefor, the Company shall pay one-half (1/2) of the attorney's fees of Employee which have been incurred by him in connection with the negotiation of this Employment Agreement, which obligation of the Company shall in no event exceed the sum of $3,000.

                  (j) OUT-OF-POCKET EXPENSES. The Company shall promptly pay the ordinary, necessary and reasonable expenses incurred by Employee in the performance of Employee's duties hereunder (or if such expenses are paid directly by Employee shall promptly reimburse him for such payment), consistent with the reimbursement policies adopted by the Company from time to time. Provided, however, such payment or reimbursement shall be subject to prior written approval by the President.




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                  (k) WITHHOLDING OF TAXES; INCOME TAX TREATMENT. If, upon the payment of any compensation or benefit to the Employee under this Employment Agreement (including, without limitation, in connection with the exercise of any option), the Company determines in its discretion that it is required to withhold or provide for the payment in any manner of taxes, including but not limited to, federal income or social security taxes, state income taxes or local income taxes, the Employee agrees that the Company may satisfy such requirement by:

                           (i) withholding an amount necessary to satisfy such
                  withholding requirement from the Employee's compensation or benefit; or

                           (ii) conditioning the payment or transfer of such
                  compensation or benefit upon the Employee's payment to the Company of an amount sufficient to satisfy such withholding requirement.

         The Employee agrees that he will treat all of the amounts payable pursuant to this Employment Agreement as compensation for income tax purposes.

         4. TERMINATION. The Employee's employment hereunder may be terminated under this Employment Agreement as follows, subject to the Employee's rights pursuant to Section 5 hereof:

                  (a) DEATH. The Employee's employment hereunder shall terminate upon his death.

                  (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full-time basis for 180 consecutive calendar days, and within thirty (30) days after written Notice of Termination is given (which may occur no earlier than thirty (30) days before, but at any time after, the end of such 180-day period), the Employee shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Employee's employment hereunder.

                  (c) CAUSE. The Company may terminate the Employee's employment hereunder for Cause. For purposes of this Employment Agreement, the Company shall have "Cause" to terminate the Employee's employment because of the Employee's (i) personal dishonesty, (ii) intentional misconduct, (iii) breach of fiduciary duty involving personal profit,
         (iv) failure to perform his duties hereunder, (v) conviction of, or plea of nolo contendere to, any felony, (vi) conviction of, or plea of nolo contendere to any other law, rule or regulation which would disqualify the Company for any contract or result in the termination of any contract of the Company, or (vii) breach of any provision of this Employment Agreement.

                  (d) WITHOUT CAUSE. By appropriate action of the President or the Board of Directors of the Company, the Company shall have the right to terminate the Employee's



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         employment under this Employment Agreement at any time without Cause
         (as defined in Subsection 4(c)).

                  (e) VOLUNTARY TERMINATION. By not less than thirty (30) days prior written notice to the President, Employee may voluntarily terminate his employment hereunder.

                  (f) NOTICE OF TERMINATION. Any termination during the term of this Employment Agreement of the Employee's employment hereunder (other than termination pursuant to Section 4(a) above) shall be communicated by written Notice of Termination to the Employee hereto (except in the case of termination as described in Section 4(e) above written Notice of Termination shall be delivered by the Employee). For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  (g) DATE OF TERMINATION. The "Date of Termination" shall, for purposes of this Employment Agreement, mean: (i) if the Employee's employment is terminated by his death, the date of his death; (ii) if the Employee's employment is terminated on account of disability pursuant to Section 4(b) above, thirty (30) days after Notice of Termination is given (provided that the Employee shall not, during such 30-day period, have returned to the performance of his duties on a full-time basis), (iii) if the Employee's employment is terminated by the Company for Cause pursuant to Section 4(c) above, the date specified in the Notice of Termination, (iv) if the Employee's employment is terminated by the Company without Cause, pursuant to
         Section 4(d) above, thirty (30) days after Notice of Termination is given, (v) if the Employee's employment is terminated voluntarily pursuant to Section 4(e) above, the date specified in the Notice of Termination, and (vi) if the Employee's employment is terminated by reason of an election by either party not to extend the Term, the last day of the then effective Term.

         5. COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                  (a) DEATH. If the Employee's employment shall be terminated by reason of his death, the Employee shall continue to receive his full Base Salary until the date of his death, his Regular Annual Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding July 1 until the date of his death (plus any earned but unpaid Regular Annual Bonus for a prior period), and any earned and payable New Business Bonus.

                  (b) DISABILITY. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full Base Salary until the Date of Termination, shall be entitled to receive his Regular Annual Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding July 1 until the Date of



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         Termination (plus any earned but unpaid Regular Annual Bonus for a prior period) and shall be entitled to receive any earned and payable New Business Bonus. Upon termination due to death prior to a termination as specified in the preceding sentence, Section 5(a) above shall apply.

                  (c) CAUSE. If the Employee's employment shall be terminated for Cause, the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary but the Employee shall not be entitled to receive his Regular Annual Bonus (other than any earned but unpaid Regular Annual Bonus for a prior period) or any New Business Bonus, and shall not be eligible for any severance payment of any nature.

                  (d) WITHOUT CAUSE. If the Employee's employment shall be terminated without Cause, and such Notice of Termination shall have been given within one (1) year after a Change of Control (as defined below) shall be applicable to the Company, the Employee shall continue to receive his full Base Salary until the Date of Termination and for fifteen (15) months after the Date of Termination. In all other cases in which the Employee's employment shall be terminated without Cause, the Employee shall continue to receive his full Base Salary until the Date of Termination and for six (6) months after the Date of Termination. In all cases in which Employee's employment shall be terminated without Cause, the Employee shall also be entitled to receive his Regular Annual Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding July 1 until the Date of Termination (plus any earned but unpaid Regular Annual Bonus for a prior period) and shall be entitled to receive any earned and payable New Business Bonus. A "Change of Control" shall be applicable to the Company --

                           (i) if any person shall acquire more than fifty
                  percent (50%) of the common capital stock of the Company through a tender offer, exchange offer or otherwise;

                           (ii) if the Company shall be a party to a binding
                  agreement to any merger, consolidation or reorganization in which any person who on the date hereof does not own more than ten percent (10%) of the issued and outstanding common capital stock of the Company acquires, beneficially or of record, more than fifty percent (50%) of such stock; or

                           (iii) there shall be a sale of all or substantially
                  all of the assets of the Company or a sale of all of the Company's Job Corps Operations.

                  (e) EXPIRATION OF TERM. If the Employee's employment shall be terminated by reason of expiration of the Term (irrespective of which party elected not to extend the Term), the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary and the Company shall pay the Employee his Regular Annual Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding July 1 until the Date of Termination and shall pay any earned but unpaid New Business Bonus.



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                  (f) VOLUNTARY TERMINATION. If the Employee's employment shall be terminated pursuant to Section 4(e) hereof, the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary but the Employee shall not be entitled to receive his Regular Annual Bonus (other than any earned but unpaid Regular Annual Bonus for a period), or any unpaid New Business Bonus, and shall not be entitled to any severance payment of any nature.

                  (g) NO FURTHER OBLIGATIONS AFTER PAYMENT. After all payments, if any, have been made to the Employee pursuant to any of paragraphs
         (a) through (f) of this Section 5, the Company shall have no further obligations to the Employee under this Employment Agreement other than the provision of any employee benefits required to be continued under applicable law.

         6. DUTIES UPON TERMINATION. Upon the termination of Employee's employment hereunder for any reason whatsoever (including but not limited to the failure of the parties hereto to agree to the extension of this Employment Agreement pursuant to Section 2 hereof), Employee shall promptly return to the Company any Confidential Information (as defined in Section 7(d)(iii) hereof) and whether or not constituting Confidential Information, any technical data, performance information and reports, sales or marketing plans, documents or other records, rolodexes, and any manuals, drawings, tape recordings, computer programs, discs, and any other physical representations of any other information relating to the Company, its subsidiaries or affiliates or to the Business (as defined in Section 7(d)(iv) hereof) of the Company. Employee hereby acknowledges that any and all of such documents, items, physical representations and information area and shall remain at all times the exclusive property of the Company.

         7. RESTRICTIVE COVENANTS.

                  (a) ACKNOWLEDGMENTS. Employee acknowledges that (i) his services hereunder are of a special, unique and extraordinary character and that his position with the Company places him in a position of confidence and trust with the operations of the Company, its subsidiaries and affiliates (collectively, the "Res-Care Companies") and allows him access to Confidential Information, (ii) the Company has provided Employee with a unique opportunity as the President of the Company's Division for Youth Services, (iii) the nature and periods of the restrictions imposed by the covenants contained in this Section 7 are fair, reasonable and necessary to protect and preserve for the Company the benefits of Employee's employment hereunder, (iv) the Res-Care Companies would sustain great and irreparable loss and damage if Employee were to breach any of such covenants, (v) the Res-Care Companies conduct and are aggressively pursuing the conduct of their business actively in and throughout the entire Territory (as defined in paragraph (d)(ii) of this Section 7), and (vi) the Territory is reasonably sized because the current Business of the Res-Care Companies is conducted throughout such geographical area, the Res-Care Companies are aggressively pursuing expansion and new operations throughout such geographic area and the Res-Care Companies require the entire Territory for profitable operations. The Company may, in its sole discretion, waive



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         any of the restrictions in this Section 7(a) or limit the scope of the same; provided, however, no such waiver or limitation shall be considered binding unless it is in writing.

                  (b) CONFIDENTIALITY COVENANT. Having acknowledged the foregoing, Employee covenants that without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information.

                  (c) COVENANTS. Having acknowledged the statements in Section 7(a) hereof, Employee covenants and agrees with the Res-Care Companies that he will not, directly or indirectly, from the date hereof until the Date of Termination of Employee's employment hereunder, and for a period of one (1) year thereafter, directly or indirectly (i) solicit, divert or appropriate to himself or any other person, any business or services (similar in nature to the Business) of any person who was an employee or an agent of any of the Res-Care Companies at any time during the last twelve (12) months of Employee's employment hereunder; or (ii) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any person which is, at the time, directly or indirectly, engaged in the Business of the Res-Care Companies within the Territory. Notwithstanding the foregoing, Employee shall not be in breach of the covenants in clause (ii) of the preceding sentence by reason of (x) Employee's service as an employee or consultant, after the Date of Termination, for any governmental agency or (y) Employee's employment with, consulting for or investment in, after the Date of Termination, any person which is a small business entity engaged in providing services to the federal government under contracts on which Res-Care is not eligible to bid, and not otherwise engaged in the Business.

                  (d) DEFINITIONS. For purposes of this Employment Agreement:

                           (i) For purposes of this Section 7, "termination of
                  Employee's employment" shall include any termination pursuant to paragraphs (b), (c), (d) and (e) of Section 5 hereof, the termination of such Employee's employment by reason of the failure of the parties hereto to agree to the extension of this Agreement pursuant to Section 2 hereof or the voluntary termination of Employee's employment hereunder.

                           (ii) The "Territory" shall mean the fifty (50) states
                  of the United States, the United States Virgin Islands, Puerto Rico and all of the Provinces of Canada.

                           (iii) "Confidential Information" shall mean any
                  business information relating to the Res-Care Companies or to the Business (whether or not constituting a trade secret), which has been or is treated by any of the Res-Care Companies as proprietary and confidential and which is not generally known or ascertainable through proper means. Without limiting the generality of the



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

                  foregoing, so long as such information is not generally known or ascertainable by proper means and is treated by the Res-Care Companies as proprietary and confidential, Confidential Information shall include the following information regarding any of the Res-Care Companies:

                                    (1)     any patent, patent application,
                                            copyright, trademark, trade name,
                                            service mark, service name,
                                            "know-how" or trade secrets;

                                    (2)     customer lists and information
                                            relating to (i) any client of any of
                                            the Res-Care Companies or (ii) any
                                            client of the operations of any
                                            other person or entity for which
                                            operations any of the Res-Care
                                            Companies provides management
                                            services;

                                    (3)     supplier lists, pricing policies,
                                            consulting contracts and competitive
                                            bid information;

                                    (4)     records, operational methods and
                                            Company policies and procedures,
                                            including manuals and forms;

                                    (5)     marketing data, plans and
                                            strategies;

                                    (6)     business acquisition, development,
                                            expansion or capital investment plan
                                            or activities;

                                    (7)     software and any other confidential
                                            technical programs;

                                    (8)     personnel information, employee
                                            payroll and benefits data;

                                    (9)     accounts receivable and accounts
                                            payable;

                                    (10)    other financial information,
                                            including financial statements,
                                            budgets, projections, earnings and
                                            any unpublished financial
                                            information; and

                                    (11)    correspondence and communications
                                            with outside parties.

                           (iv) The "Business" of the Res-Care Companies shall
                  mean the business of providing juvenile treatment or services, services to persons with mental retardation and other developmental disabilities, including but not limited to persons who have been dually diagnosed, services to persons with acquired brain injuries, training services, or providing management and/or consulting services to third parties relating to the foregoing.

                           (v) The term "person" shall mean an individual, a
                  partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise.

                  (e) INJUNCTIVE RELIEF, INVALIDITY OF ANY PROVISION. Employee acknowledges that his breach of any covenant contained in this Section 7 will result in irreparable injury to the Res-Care Companies and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, Employee agrees and consents that each of the Res-Care Companies in addition to all other remedies available to them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Employee of any covenant contained in this Section 7. If any provision of this Section 7 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

         8. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Employment Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including but not limited to the Prior Agreement. No supplement, modification, or amendment of this Employment Agreement shall be binding unless executed in writing by all parties hereto (other than as provided in the next to last sentence of Section 7(e) hereof). No waiver of any of the provisions of this Employment Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         9. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Employment Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; PROVIDED, HOWEVER, that this Employment Agreement is intended to be personal to the Employee and the rights and obligations of the Employee hereunder may not be assigned or transferred by him.

         10. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Employment Agreement, or any other agreement executed in connection therewith, shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the following addresses (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this Section):

                  TO THE COMPANY:
                  --------------

                  Res-Care, Inc.
                  10140 Linn Station Road
                  Louisville, Kentucky 40223
                  Attn:    Ronald G. Geary,
                           Chairman, President and Chief Executive Officer

                  TO THE EMPLOYEE:
                  ---------------

                  Vincent F. Doran
                  6838 Melrose Drive
                  McLean, Virginia 22101

         11. EXECUTION IN COUNTERPARTS. This Employment Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         12. FURTHER ASSURANCES. The parties each hereby agree to execute and deliver all of the agreements, documents and instruments required to be executed and delivered by them in this Employment Agreement and to execute and deliver such additional instruments and documents and to take such additional actions as may reasonably be required from time to time in order to effectuate the transactions contemplated by this Employment Agreement.

         13. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions hereof and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         14. GOVERNING LAW; JURISDICTION; VENUE. This Employment Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky. The parties hereto agree that the federal or state courts located in Kentucky shall have the exclusive jurisdiction with regard to any litigation relating to this Employment Agreement and that venue shall be proper only in Jefferson County, Kentucky, the location of the principal office of the Company.

         15. TENSE; CAPTIONS. In construing this Employment Agreement, whenever appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Employment Agreement shall be ignored.

         16. SURVIVAL. The provisions of Sections 5, 6 and 7 hereof shall survive the termination, for any reason, of this Employment Agreement, in accordance with their terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

                                           RES-CARE, INC.



                                           By:  --------------------------------
                                                Ronald G. Geary
                                                Chairman, President and Chief
                                                Executive Officer

                                           -------------------------------------
                                           Vincent F. Doran




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